Exhibit 10.34

REVOLVING CREDIT AGREEMENT

AGREEMENT (this “Agreement”) is made and entered into as of the 17th day of August, 2009, by and between GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Delaware corporation (the “Lender”), and MTS ACQUISITION COMPANY, INC., a California corporation (the “Borrower”).

W I T N E S S E T H :

WHEREAS, the Borrower is, pursuant to the Purchase Agreement, acquiring all of the outstanding shares of capital stock of GEM Mobile Treatment Services, Inc., a California corporation (“MTS”), which is engaged in the business of mobile waste water treatment and vapor control services (the “Business Operations”); and

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Lender and the Borrower are consummating the Acquisition and the other transactions contemplated by the Acquisition Documents, including but not limited to the issuance by the Borrower to the Lender of the Seller Note and the execution and delivery of the Collateral Agreement; and

WHEREAS, in order to provide funds for the Borrower’s ongoing working capital needs and other general corporate purposes, the Borrower has requested the Lender to extend to the Borrower a revolving credit facility on the terms and conditions of this Agreement; and

WHEREAS, the Lender is willing and able to provide such revolving credit facility to the Borrower on the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

I.           DEFINITIONS

Section 1.01.  Defined Terms.  In addition to the other terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

“Accounts” shall mean “accounts” (as defined in the UCC) of the Borrower from time to time.

“Account Debtor” shall mean any Person who is obligated on an Account.

“Acquisition” shall mean the purchase by the Borrower from the Lender of all of the outstanding shares of capital stock of MTS pursuant to and in accordance with the Purchase Agreement, which shall be consummated on the Closing Date.

“Acquisition Documents” shall mean the collectively reference to the Purchase Agreement, the Seller Note, the Collateral Agreement, and all related agreements, instruments and other documents in respect of the Acquisition.

“Advances” shall mean the principal amounts loaned to the Borrower from time to time pursuant to Section 2.01 below.

“Affiliate” shall mean, with respect to any Person, any other Person in Control of, Controlled by, or under common Control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, without limitation, any officer or director of the first Person or any of its Affiliates; provided, however, that neither the Lender nor any of its Affiliates shall be deemed an “Affiliate” of the Borrower for any purposes of this Agreement.  For the purpose of this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of stock or similar interest.

“Agreement” shall mean this Revolving Credit Agreement as it may from time to time be amended, modified and/or supplemented.

“Applicable Law” shall mean all applicable provisions of all (a) constitutions, statutes, ordinances, rules, regulations and orders of all governmental and/or quasi-governmental bodies, (b) Government Approvals, and (c) order, judgments and decrees of all courts and arbitrators.

“Availability” shall mean the amount (if any) by which, at the time of determination, (a) the Revolving Credit Commitment exceeds (b) the outstanding principal amount of Advances.

“Balance Sheet” shall have the meaning ascribed thereto in Section 3.01(d) below.

“Borrowing Base” shall mean an amount, determined in accordance with the most recent borrowing base report provided to the Lender under Section 5.04(e) hereof, equal to (a) eighty (80%) percent of Eligible Accounts, minus (b) such reserves as the Lender may establish from time to time in its Permitted Discretion (including, without limitation, to account for concentration and other risks of collection).  In the event that the Borrower has not timely delivered a current Borrowing Base report in accordance with Section 5.04(e) hereof, then the applicable Borrowing Base shall be such amount as is established by the Lender, until such time as the Borrower has delivered a current Borrowing Base report.

“Borrowing Date” means the Business Day on which the Lender makes an Advance hereunder.

“Business Day” shall mean a day other than (a) a Saturday, (b) a Sunday, or (c)  a day on which banking institutions in the State of California or the State of Florida are authorized or required by law or executive order to close.

“Business Operations” shall have the meaning ascribed thereto in the first “WHEREAS” paragraph above.

“Capital Expenditures” shall mean with respect to any Person, all expenditures of such Person for tangible assets which are capitalized, and the fair value of any tangible assets leased by such Person under any lease which would be a Capitalized Lease, determined in accordance with GAAP, including all amounts paid or accrued by such Person in connection with the purchase (whether on a cash or deferred payment basis) or lease (including Capitalized Lease Obligations) of any machinery, equipment, real property, improvements to real property (including leasehold improvements), or any other tangible asset of such Person which is required, in accordance with GAAP, to be treated as a fixed asset on the consolidated balance sheet of such Person.

“Capitalized Lease” shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

“Capitalized Lease Obligation” shall mean with respect to any Person, the amount of the liability which reflects the amount of future payments under all Capitalized Leases of such Person as at any date, determined in accordance with GAAP.

“Cash Equivalents” shall mean (a) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition; (b) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper issued by, or repurchase obligations for underlying securities of the types described in clause (a) entered into with any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc.; (c) commercial paper with a rating of A-I or A-2 or the equivalent thereof by Standard & Poor’s Corporation or P-1 or P-2 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing within twelve (12) months after the date of acquisition; (d) marketable direct obligations issued by any state in the United States or any agency or instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof and, at the time of acquisition, have one of the two highest ratings generally obtainable from either Standard & Poor’s Corporation or Moody’s Investors Services, Inc.; (e) tax-exempt commercial paper of United States municipal, state or local governments rated at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Services, Inc. and maturing within twelve (12) months after the date of acquisition thereof; (f) any other items selected by the Borrower and approved by the Lender (which approval shall not be unreasonably withheld or delayed); or (g) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

“Closing Date” shall mean the date on which the conditions precedent set forth in Article IV below are satisfied.

“Code” shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Collateral” shall mean all collateral pledged by the Parent, the Borrower and/or any of the Subsidiaries as security for the payment and performance of the Obligations, whether pursuant to the Collateral Agreement or any other Security Document.

“Collateral Agreement” shall mean the Collateral Agreement, dated as of the Closing Date, by and between the Borrower and the Lender, as same may be amended, modified, supplemented and/or restated from time to time.

“Confidential Information” shall mean information that the Borrower furnishes to the Lender pursuant to any Loan Document, but does not include any such information once such information has become, or if such information is, generally available to the public or available to the Lender from a source other than the Borrower which is not, to the Lender’s knowledge, bound by any confidentiality agreement in respect thereof.

“Contract” shall mean any indenture, agreement (other than this Agreement), other contractual restriction, lease in which the Borrower or any Subsidiary is a lessor or lessee, license or instrument.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to each bank account and/or securities account maintained by or in the name of the Borrower or any Subsidiary from time to time, an agreement executed and delivered by the Borrower (or the subject Subsidiary, as applicable) and the account intermediary, whereby the account intermediary acknowledges the Lender’s Lien on such account and all funds or property therein, and “control” (within the meaning of the UCC) over such account is established in favor of the Lender.

“CVC” shall mean CVC California, LLC, a Delaware limited liability company, which is the senior secured lender to the Lender.

“Default” shall mean any of the events specified in Article VII hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Disclosure Schedule” shall mean the disclosure schedule, dated the Closing Date, executed and delivered by the Borrower to the Lender, the section numbers of which correspond to the Section numbers of this Agreement.

“Dollars” or “$” shall mean United States Dollars, lawful currency for the payment of public and private debts.

“EBITDA” shall mean, for the subject period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) all income taxes deducted in the calculation of such Net Income, plus (d) depreciation and amortization expense deducted in the calculation of such Net Income, plus (e) other non-cash charges and expenses deducted in the calculation of such Net Income, excluding accruals for cash expenses made in the ordinary course of business, minus (f) any and all dividends and distributions made by the Borrower to its members or shareholders (as applicable).

“Eligible Account” shall mean the face amount (exclusive of sales taxes, use taxes or other taxes) of each trade Account of the Borrower or any Subsidiary which is party to the Collateral Agreement for services rendered or goods and products sold in the ordinary course of the Business Operations (including prospective billing for goods or services rendered and billable to the customer but for which invoices have yet to be rendered, calculated on a proportionate basis relative to the total project in question) which the Lender, in its Permitted Discretion, deems to be an Eligible Account; provided, however, that an Account shall not be deemed an Eligible Account unless it meets all of the following conditions:

(a)           the subject services or products and goods have been rendered, shipped or delivered on an absolute sale basis to an Account Debtor which is not an Affiliate, vendor or supplier of the Borrower or a Subsidiary, with an invoice date contemporaneous with or within thirty (30) calendar days after the date of shipment or service, and which does not constitute a consignment sale, bill-and-hold sale, sale-and-return or other such arrangement and is not subject to any other repurchase, return or offset agreement binding upon the Borrower or any Subsidiary; the subject services or products and goods have been rendered, shipped and delivered (or shipped f.o.b.) to such Account Debtor on an open account basis (or with payment guaranteed by a domestic letter of credit, drawn on or by a domestic financial institution, acceptable to the Lender in all respects), and no part of the subject services, products or goods has been returned, rejected, lost or damaged; the Account is not evidenced by chattel paper or an instrument of any kind; and such Account Debtor, unless pre-approved in writing by the Lender, is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind in any jurisdiction;

(b)           it is a valid, legally enforceable obligation of the Account Debtor thereunder payable in Dollars and is not subject to any recoupment, offset or other defense or any discount or chargeback on the part of such Account Debtor (provided that prompt payment discounts granted in the ordinary course of business shall not cause an Account to be disqualified hereunder, so long as only the discounted amount of such Account, if not otherwise disqualified, is included in the calculation of the Borrowing Base) or to any claim on the part of such Account Debtor denying liability thereunder (provided that the undisputed portion may be considered to be an Eligible Account);

(c)           it is subject to no Lien whatsoever, except for the Lien of the Lender;

(d)           such Account has not remained unpaid in whole or in part for a period exceeding sixty (60) days after the date of the original invoice;

(e)           it does not arise out of a transaction (whether direct or indirect) with an employee, officer, agent, director or Affiliate of the Borrower or a Subsidiary, or with any entity controlled by any employee, officer, agent or director of the Borrower or a Subsidiary;

(f)           it is not subject to any contract retainage or other withholding of any portion of payments on amounts invoiced, whether to secure the Borrower’s or Subsidiary’s performance or otherwise;

(g)           it does not represent the unpaid portion of an Account any portion of which was previously paid or agreed to be paid through the issuance or delivery of equity securities or other non-cash consideration;

(h)           if the Account Debtor is the United States, any State, or any department, agency or instrumentality thereof, the Borrower or Subsidiary has duly assigned its rights to payment of such Account to the Lender pursuant to the federal Assignment of Claims Act and any comparable state statutes;

(i)           the Lender has a perfected first priority Lien on such Account;

(j)           such Account is not payable by any person other than the Account Debtor (such as a beneficiary, recipient or subscriber individually), provided that the portion thereof which is payable by the Account Debtor may be considered to be an Eligible Account;

(k)           at least eighty (80%) percent of the total Accounts owed by such Account Debtor and/or its Affiliates to the Borrower and its Subsidiaries constitute Eligible Accounts;

(l)           the total Accounts owed by the subject Account Debtor and/or its Affiliates constitute less than thirty (30%) percent of the net collectible dollar value of all Eligible Accounts (provided that only the excess shall be disqualified under this clause (l), unless the Lender has otherwise consented in writing to the inclusion of all or any portion of such excess);

(m)           such Account is payable solely to the Borrower or a Subsidiary which is party to the Collateral Agreement; and

(n)           it is not otherwise determined by the Lender, in the Lender’s Permitted Discretion, to be difficult to collect, uncollectible or otherwise unacceptable for any reason.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Affiliate” shall mean, with respect to any Person, any other Person which is under common control with the first Person within the meaning of Section 414(b) or 414(c) of the Code; provided, however, that with respect to the Borrower, no Person which is an Affiliate of the Lender (other than the Borrower and its Subsidiaries) shall be deemed an ERISA Affiliate for purposes of this Agreement

“Event of Default” shall mean any of the events specified in Article VII hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Fiscal Year” shall mean the fiscal year of the Borrower which ends on December 31 of each year.

““GAAP” shall mean generally accepted accounting principles in the United States of America, consistently applied, unless the context otherwise requires, with respect to any financial terms contained herein, as then in effect with respect to the preparation of financial statements.

“Government Approval” shall mean an authorization, consent, non-action, approval, license or exemption of, registration or filing with, or report to, any governmental or quasi-governmental department, agency, body or other unit.

“Guaranty”, “Guaranteed” or to “Guarantee”, as applied to any Indebtedness, liability or other obligation, shall mean (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation by any means (including, without limitation, the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

“Indebtedness” shall mean (without duplication), with respect to any Person, (a) all obligations or liabilities, contingent or otherwise, for borrowed money, (b) any and all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) any liability secured by any mortgage, pledge, lien or security interest on property owned or acquired, whether or not such liability shall have been assumed, (d) obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables and accrued obligations incurred in the ordinary course of business), (f) any obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers’ acceptances, and (g) Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

“Interest Expense” shall mean, for the relevant period, interest expense (including interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

“Investment”, as applied to the Borrower or any Subsidiary, shall mean: (a) any shares of capital stock, evidence of Indebtedness or other security issued by any other Person to the Borrower or any Subsidiary, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, other than credit terms extended to customers in the ordinary course of business, (c) any other investment by the Borrower or any Subsidiary in any assets or securities of any other Person, and (d) any commitment to make any Investment.

“Knowledge” or “Known” or words of similar import shall mean, with respect to the Borrower and/or any Subsidiary, the actual knowledge of either or both of the Principals after reasonable inquiry of the appropriate employees of the Borrower.

“Landlord Waiver” shall mean a landlord waiver, subordination and/or access agreement, in form and substance reasonably satisfactory to the Lender, executed in favor of the Lender by the landlord of a Real Property which is leased by the Borrower or a Subsidiary as lessee.

“Lien”, as applied to the property or assets (or the income or profits therefrom) of the Borrower or any Subsidiary, shall mean (in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise): (a) any mortgage, lien, pledge, hypothecation, attachment, assignment, deposit arrangement, encumbrance, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property (including, without limitation, stock of any Subsidiary) of the Borrower or any Subsidiary, or upon the income or profits therefrom; (b) any arrangement under which any property of the Borrower or any Subsidiary is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of Indebtedness or the performance of any other liability in priority to the payment of the general, unsecured creditors of the Borrower or any Subsidiary; (c) any Indebtedness or liability which remains unpaid after the same shall become due and payable and which, if unpaid, by law or otherwise is given any priority whatsoever over the general unsecured creditors of the Borrower or any Subsidiary; and (d) any agreement (other than this Agreement) or other arrangement which, directly or indirectly, prohibits the Borrower or any Subsidiary from creating or incurring any lien on any of its properties or assets or which conditions the ability to do so on the security, on a pro rata or other basis, of Indebtedness other than Indebtedness outstanding under this Agreement.

“Loan Documents” shall mean the collective reference to this Agreement, the Revolving Credit Note, the Security Documents, and any and all other agreements, instruments, certificates and other documents as may be executed and delivered by the Borrower and/or any of the Subsidiaries from time to time pursuant hereto or thereto.

“Material Adverse Effect” shall mean any event, act, omission, condition or circumstance which has or would reasonably be expected to have a material adverse effect on (a) the business, operations, properties, assets or condition, financial or otherwise, of the Borrower or the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower or any Subsidiary to perform any of its obligations under the Seller Note and/or any of the Loan Documents, or (c) the validity or enforceability of, or the Lender’s rights and remedies under, the Seller Note and/or any of the Loan Documents, other than due to the acts or omissions of the Lender or one of its Affiliates.

“Maturity Date” shall mean December 31, 2010.

“Maximum Revolver Amount” shall mean $700,000.

“Merger” shall mean the statutory merger under California law of the Borrower with and into MTS, which is to occur on the Closing Date.

“MTS” has the meaning ascribed thereto in the first “WHEREAS” paragraph above.

“MTS Business” shall mean the business heretofore conducted by MTS.

“Net Income” shall mean the consolidated net income (or loss) of the Borrower and its Subsidiaries for the period in question, after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP; provided, however, that for purposes of calculating Net Income, there shall be excluded and no effect shall be given to (a) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income for the subject period, and (b) any Net Income attributable to any Subsidiary to the extent that the Borrower is prohibited (by law, by Contract, minority ownership rights or otherwise) from receiving a distribution of such Net Income from such Subsidiary.

“Obligations” shall mean the collective reference to all Indebtedness and other liabilities and obligations of every kind and description owed by the Borrower and/or any of its Subsidiaries to the Lender from time to time under or pursuant to this Agreement, the Revolving Credit Note, the Security Documents, [the Validity Guaranties] and the other Loan Documents, however evidenced, created or incurred, fixed or contingent, now or hereafter existing, due or to become due.

“Obligor” shall mean the collective reference to the Borrower, the Parent, each Subsidiary Guarantying (or required to Guaranty) the Obligations from time to time, and each other Person which may be a guarantor of the Obligations from time to time.

“Organic Documents” shall mean the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited partnership agreement or other such document of any Person.

“Parent” shall mean Back Nine LLC, a California limited liability company.

“Parent Guaranty” shall mean the Guaranty, dated the Closing Date (and as same may be amended, modified, supplemented and/or restated from time to time), pursuant to which the Parent is guaranteeing the full and timely payment and performance of the Obligations and the Seller Note.

“Permitted Discretion” shall mean a determination or judgment made by the Lender in good faith in the exercise of reasonable business judgment from the perspective of a secured lender.

“Permitted Liens” shall mean those Liens expressly permitted pursuant to Section 6.02 below.

“Person” shall mean any individual, partnership, corporation, limited liability company, banking association, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Principals” shall mean Paul Anderson and John Beale.

“Principals Guaranty” shall mean the Guaranty, dated the Closing Date (and as same may be amended, modified, supplemented and/or restated from time to time), pursuant to which the Principals shall jointly and severally guaranty the full and timely payment of any and all Advances at any time outstanding in excess of $500,000.

“Purchase Agreement” shall mean Stock Purchase Agreement of even date herewith by and among the Borrower, General Environmental Management, Inc. (a Nevada corporation), the Lender and MTS.

“Real Properties” shall mean, collectively, any real properties (land, buildings and/or improvements) now owned or leased or occupied by the Borrower or any of the Subsidiaries, and, during the period of the Borrower’s and/or Subsidiary’s occupancy thereof, any other real properties heretofore owned or leased by the Borrower or any Subsidiary (provided that, with respect to leased properties, the “Real Property” shall refer only to the portion of the subject property (excluding common areas) leased by the Borrower or a Subsidiary).

“Revolving Credit Commitment” shall mean the Lender’s agreement to make Advances to the Borrower within the limitations set forth in Section 2.01 below.

“Revolving Credit Note” shall mean the promissory note of the Borrower issued to the Lender to represent the Advances and interest thereon, as described in Section 2.01(f) below.

 “Sale” shall mean any transaction or series of related transactions (a) whereby the Principals and/or their Affiliates shall cease to own (beneficially and of record) a majority of the membership interests or outstanding capital stock of the Parent, or shall cease to have the right to elect the manager if the Parent is managed by a sole manager or a majority of the managers if the Parent is managed by multiple managers (or, if applicable at any time, a majority of the directors of the Parent), (b) whereby the Parent ceases to own (beneficially and of record) all of the outstanding capital stock of the Borrower, or shall cease to have the right to elect all of the directors of the Borrower; (c) in which the Borrower is a constituent party to any merger or consolidation (other than the Merger) and, as a result thereof, the Borrower is not the surviving entity, or (d) whereby all or substantially all of the assets of the Borrower or the Parent are sold, assigned or transferred.

“Security Documents” shall mean the Collateral Agreement, any collateral assignments, control agreements, financing statements or other such agreements or documents pursuant thereto, the Parent Guaranty, the Principals Guaranty, any Guaranties contemplated by Section 5.11 below, and any other agreements or instruments securing or creating or evidencing Liens securing the Obligations.

“Seller Note” shall mean the Purchase Money Note, dated the Closing Date, in the principal amount of $5,600,000 being issued by the Borrower to the Lender, representing the purchase price (exclusive of assumed liabilities) for the MTS Business.

“Subordinated Debt” shall mean all Indebtedness for money borrowed and other liabilities of the Borrower or any Subsidiary, whether or not evidenced by promissory notes, which is contractually subordinated in right of payment, in a manner satisfactory to the Lender (as evidenced by the Lender’s prior written approval thereof), to all Obligations of the Borrower and its Subsidiaries to the Lender.

“Subsidiary” or “Subsidiaries” shall mean the individual or collective reference to any corporation, limited liability company or other entity of which 50% or more of the outstanding shares of stock or other equity interests of each class having ordinary voting power and/or rights to profits (other than stock having such power only by reason of the happening of a contingency) is at the time owned by the Borrower, directly or indirectly through one or more Subsidiaries of the Borrower.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York on the date hereof and hereafter from time to time, provided that, to the extent that the Uniform Commercial Code as in effect in any other jurisdiction is required to govern the perfection of any Liens, the Uniform Commercial Code as in effect in such jurisdiction shall be governing for such purpose.

“Wholly-Owned Subsidiary” shall mean each Subsidiary (a) which is incorporated under the laws of any state or commonwealth of the United States or the District of Columbia, and (b) of which all of the outstanding equity securities (other than directors’ qualifying shares) are owned by the Borrower or another such Wholly-Owned Subsidiary.

Section 1.02.  Use of Defined Terms.  All terms defined in this Agreement shall have their defined meanings when used in the Revolving Credit Note, the Security Documents, the other Loan Documents, and all certificates, reports or other documents made or delivered pursuant to his Agreement, unless otherwise defined therein or unless the specific context shall otherwise require.

Section 1.03.  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

Section 1.04.  Other Definitional Provisions.  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified.

II.           GENERAL TERMS

Section 2.01.  Revolving Credit Loans.

(a)           Subject at all times to all of the terms and conditions of this Agreement, the Lender hereby agrees to extend to the Borrower a secured revolving credit facility, from the Closing Date to the Maturity Date, in an aggregate principal amount not to exceed, at any time outstanding, the lesser of (i) the Borrowing Base at the subject time, or (ii) the Maximum Revolver Amount (the “Revolving Credit Commitment”).

(b)           Such revolving credit loans are herein sometimes referred to individually as an “Advance” and collectively as the “Advances.”  Subject at all times to all of the terms and conditions of this Agreement, from the Closing Date to the Maturity Date and within the limits of the Revolving Credit Commitment, the Lender shall lend, and the Borrower may borrow, prepay (without premium or penalty) and reborrow under this Section 2.01.  Each request for an Advance (i) shall be irrevocable, (ii) shall be deemed to constitute an express affirmation that all conditions precedent set forth in Section 4A below (with respect to the initial Advance) and in Section 4B below (with respect to subsequent Advances) are satisfied on the date of such request and will be satisfied on the requested Borrowing Date, and (iii) shall be made to the Lender in writing, not later than two (2) Business Days prior to the requested Borrowing Date, by an authorized officer of the Borrower or by telephonic communication by such authorized officer to the Lender, which shall be confirmed by written notice to the Lender to be delivered to the Lender by the Business Day next following the subject request.  In no event shall the Borrower request, or shall the Lender be required to honor, (A) any request for an Advance in an amount greater than the Availability at such time, (B) any request for an Advance in an amount less than $50,000, or an amount which is not a whole integral multiple of $50,000, or (C) more than one request for the borrowing of Advances in any seven (7) calendar day period.

(c)           The Borrower shall pay the Lender interest on all Revolving Credit Advances at the rate(s) per annum as in effect from time to time in accordance with the Revolving Credit Note.  Such interest shall be payable monthly in arrears on the first day of each calendar month commencing September 1, 2009 and on the Maturity Date or earlier termination of the Revolving Credit Commitment, and shall be computed on the daily unpaid balance of all Advances made under the Borrower’s revolving credit loan accounts with the Lender, based on a three hundred sixty (360) day year, counting the actual number of days elapsed.  The Borrower hereby authorizes the Lender to charge the Borrower’s revolving credit loan accounts for all such interest; provided, however, that the Lender shall be under no obligation to make any such charge to the Borrower’s revolving credit loan accounts (including, without limitation, if there is insufficient Availability at the time such interest is due and payable).

(d)           In the event and to the extent that, at any time, the outstanding principal amount of Advances exceeds the Revolving Credit Commitment then in effect, then the Borrower shall immediately, without notice or demand, make a payment to the Lender in respect of the Advances in an amount sufficient to cause the outstanding principal amount of Advances to be equal to or less than the Revolving Credit Commitment then in effect.

(e)           Unless sooner due and payable by reason of an Event of Default hereunder or a Sale having occurred, the Borrower shall pay in full all of the Obligations to the Lender on or prior to the Maturity Date.

(f)           The Borrower may, at its option, terminate the Revolving Credit Commitment at any time upon five (5) Business Days’ prior written notice, and paying to the Lender, on the date fixed for termination, an amount equal to all outstanding principal and accrued interest.  In addition, the Borrower may, at its option, at any time and from time to time, permanently reduce the Maximum Revolver Amount at any time upon five (5) Business Days’ prior written notice (which notice shall state the reduced Maximum Revolver Amount and shall be irrevocable), and if such reduction would cause the outstanding Advances to exceed the Revolving Credit Commitment at such time, then the Borrower shall, simultaneously with such reduction of the Maximum Revolver Amount, make a payment to the Lender in accordance with Section 2.01(d) above.

(g)           All Advances shall be evidenced by a secured Revolving Credit Note of the Borrower payable to the order of the Lender.

Section 2.02.  Payment Times.  Payments received in respect of the Obligations after 12:00 Noon on any day shall be deemed to be received on the next succeeding Business Day, and if any payment is received other than by wire transfer of immediately available funds, such payment shall be subject to three (3) Business Days’ clearance prior to being credited to the Obligations for interest calculation purposes.

Section 2.03.  Use of Proceeds.  The Borrower shall utilize the proceeds of the Advances solely for working capital and other general business purposes of the Borrower.

Section 2.04.  Further Obligations.  With respect to all Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder, pursuant to the Revolving Credit Note or Security Documents, or otherwise), such Obligations shall bear interest from the due date thereof until the date paid at the rate(s) in effect from time to time pursuant to the Revolving Credit Note, and shall be payable on demand.

Section 2.05.  Application of Payments.  All amounts paid to or received by the Lender in respect of the Obligations from whatever source (whether from the Borrower or any Subsidiary, under the Parent Guaranty, from any realization upon any Collateral, or otherwise) shall, unless otherwise directed by the Borrower with respect to any particular payment (unless an Event of Default shall then be continuing, in which event the Lender may disregard the Borrower’s direction), be applied (a) first, to reimburse the Lender for all out-of-pocket costs and expenses incurred by the Lender which are reimbursable to the Lender in accordance with this Agreement, the Revolving Credit Note and/or any of the other Loan Documents, (b) next, to unpaid accrued interest on the Advances, (c) next, to the outstanding principal of the Advances, and (d) finally, to the payment of any other outstanding Obligations; and after payment in full of the Obligations, any further amounts paid to or received by the Lender in respect of the Obligations shall be paid over to the Borrower or such other Person(s) as may be legally entitled thereto.

Section 2.06.  Sale.  Anything elsewhere contained in this Agreement and/or the Revolving Credit Note to the contrary notwithstanding, the Revolving Credit Commitment shall terminate and all Obligations shall become immediately due and payable, and shall be paid, without requirement of notice or demand, simultaneously with the consummation of any Sale.

Section 2.07.  Obligations Unconditional.

(a)           The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of the Borrower, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which the Borrower might otherwise have against the Lender.  All payments required by this Agreement and/or the other Loan Documents shall be paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off.  If the Borrower is required by law to make such a deduction or withholding from a payment hereunder due to any reason other than an act or omission of the Lender, the Borrower shall pay to the Lender such additional amount as is necessary to ensure that, after the making of such deduction or withholding, the Lender receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.  The Borrower shall (i) pay the full amount of any deduction or withholding, which it is required to make by-law, to the relevant authority within the payment period set by the relevant law, and (ii) promptly after any such payment, deliver to the Lender an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to the Lender.

(b)           If, at any time and from time to time after the Closing Date, (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof, or (iii) compliance by the Lender with any request or directive (whether or not having the force of law) from any governmental authority (A) subjects the Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to the Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of the Lender or its members), or (B) imposes on the Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to the Lender of making or continuing any Loan or to reduce any amount receivable hereunder, then, in any such case, the Borrower shall promptly pay to the Lender any additional amounts necessary to compensate the Lender, on an after-tax basis, for such additional cost or reduced amount as determined by the Lender.  If the Lender becomes entitled to claim any additional amounts pursuant to this Section 2.07(b), the Lender shall promptly notify the Borrower of the event by reason of which the Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 2.07(b) submitted by the Lender to the Borrower shall, absent manifest error or intentional misrepresentation, be final, conclusive and binding for all purposes.

Section 2.08.  Reversal of Payments.  To the extent that any payment or payments made to or received by the Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other person under any state or federal bankruptcy or other such law, then, to the extent thereof, such amounts shall be revived as Obligations and continue in full force and effect hereunder as if such payment or payments had not been received by the Lender.

III.           REPRESENTATIONS AND WARRANTIES

As of the Closing Date (both before and after giving effect to the consummation of the Acquisition) and on each Borrowing Date (unless the representation and warranty refers to a specific date), the Borrower hereby makes the following representations and warranties to the Lender, all of which representations and warranties shall survive the Closing Date, the delivery of the Revolving Credit Note and the making of the Advances, shall be continuing in nature so long as any Obligations (exclusive of indemnification obligations for which no claims have been asserted) are outstanding or the Revolving Credit Commitment remains in effect, and are as follows:

Section 3.01.  Financial Matters.

(a)           Immediately prior to the consummation of the Acquisition and the Merger, the Borrower has no material assets or liabilities.  As part of the Acquisition, the Borrower is acquiring all of the issued and outstanding shares of capital stock of MTS.

(b)           The Parent has title to those assets described in Schedule 6.02 of the Disclosure Schedule, subject only to those Liens thereon expressly permitted by this Agreement.

(c)           The Borrower has in place adequate systems of internal controls sufficient to enable the Borrower and its management to obtain timely and accurate information regarding the Business Operations and all material transactions relating to the Borrower and the Subsidiaries, and no material deficiency exists with respect to the Borrower’s systems of internal controls.

(d)           Schedule 3.01(d) of the Disclosure Schedule sets forth a pro forma balance sheet of the MTS Business as of July 31, 2009 giving pro forma effect to the consummation of the transactions contemplated by the Acquisition Documents and the Merger (the “Balance Sheet”).  Such pro forma balance sheet is true and accurate in all material respects (subject to non-material adjustments for transactions in the Business Operations subsequent to July 31, 2009).

Section 3.02.  Organization; Corporate Existence.

(a)           The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (ii) has all requisite power and authority to own its properties and to carry on its business as now conducted and as proposed hereafter to be conducted, (iii) is qualified to do business as a foreign corporation in each jurisdiction in which the failure of the Borrower to be so qualified would have a Material Adverse Effect, and (iv) has all requisite power and authority to execute and deliver, and perform all of its obligations under, the Acquisition Documents and the Loan Documents to which it is a party.  True and complete copies of the Organic Documents of the Borrower, together with all amendments thereto, have been furnished to the Lender.

(b)           On the date of this Agreement, the outstanding membership interests of the Parent, and the number and amount of all outstanding options, warrants, convertible securities, subscriptions and other rights to acquire any membership interest in the Parent, and the record and beneficial owners thereof, are as set forth in Schedule 3.02 of the Disclosure Schedule.  After giving effect to the consummation of the Acquisition and the Merger, and at all times thereafter, the Parent shall be the sole shareholder of MTS (which shall succeed to the rights and obligations of the Borrower hereunder, under the other Loan Documents) and under the Seller Note), and there are and will be no outstanding options, warrants, convertible securities, subscriptions or other rights to acquire any capital stock of the Borrower (or, following the Merger, MTS).

(c)           As of the Closing Date, after giving effect to the Merger, the Borrower has no Subsidiaries.

Section 3.03.  Authorization.

(a)           The execution, delivery and performance by the Borrower and the Subsidiaries of their respective obligations under the Loan Documents have been duly authorized by all requisite corporate and other action and will not, either prior to or as a result of the consummation of the transactions contemplated by this Agreement: (i) violate any provision of Applicable Law, any order of any court or other agency of government, any provision of the Organic Documents of the Borrower or any of the Subsidiaries, or any Contract, indenture, agreement or other instrument to which the Borrower or any of the Subsidiaries is a party, or by which the Borrower, any of the Subsidiaries or any of their respective assets or properties are bound, or (ii) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or, except as may be provided in the Loan Documents or as disclosed in Schedule 3.03 of the Disclosure Schedule, result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Borrower or any of the Subsidiaries pursuant to, any such Contract, indenture, agreement or other instrument.

(b)           Neither the Borrower nor any of the Subsidiaries is required to obtain any Government Approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency or any third party in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents, or for the execution and delivery of, and the consummation of the transactions contemplated by, the Acquisition Documents, except for any such Government Approvals, consents or authorizations which have been obtained and any such declarations or statements which have been filed.

Section 3.04.  Litigation.  There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the Knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries or any of their respective assets, which, if adversely determined, would have a Material Adverse Effect.  The Borrower has no Knowledge of any state of facts, events, conditions or circumstances which would properly constitute grounds for or the basis of any meritorious suit, action, arbitration, proceeding or investigation (including, without limitation, any unfair labor practice charges, interference with union organizing activities, or other labor or employment claims) against or with respect to the Borrower or any Subsidiary.

Section 3.05.  Material Contracts.  Except as disclosed on Schedule 3.05 of the Disclosure Schedule, neither the Borrower nor any of the Subsidiaries is (a) a party to any Contract, agreement or instrument or subject to any charter or other corporate or organizational restriction which has had or could reasonably be expected to have a Material Adverse Effect, (b) subject to any liability or obligation under or relating to any collective bargaining agreement, or (c) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract, agreement or instrument to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.

Section 3.06.  Title to Properties.  The Borrower and each of the Subsidiaries has good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, encumbrances or other Liens of any kind, except for restrictions on the nature of use thereof imposed by Applicable Law, and except for: (a) Permitted Liens, none of which materially interfere with the use and enjoyment of such properties and assets in the normal course of the Business Operations as presently conducted, or materially impair the value of such properties and assets for the purpose of such business; (b) Liens set forth on Schedule 6.02 of the Disclosure Schedule; and (c) Liens in favor of the Lender.

Section 3.07.  Real Property.  Schedule 3.07 of the Disclosure Schedule sets forth a correct and complete list of all Real Properties owned, leased or occupied by the Borrower and/or any of the Subsidiaries, and indicates which Real Properties are owned and which Real Properties are leased.  The Borrower has good and marketable title to all owned Real Properties, free and clear of all mortgages, deeds of trust and other encumbrances (other than immaterial covenants, easements, rights-of-way or other such conditions of record, and real estate taxes and assessments which are not yet due and payable).  The Borrower and each Subsidiary has a valid lessee’s interest in each Real Property leased by the Borrower or such Subsidiary.  Neither the Borrower, any Subsidiary, or, to the Borrower’s or each Subsidiary’s Knowledge, any other party thereto, is in material breach or violation of any requirements of any such lease.  All Real Properties owned, leased or occupied by the Borrower or any Subsidiary are in good condition (reasonable wear and tear excepted) and are adequate for the current and proposed businesses of the Borrower and the Subsidiaries.  To the Borrower’s Knowledge, its use of the Real Properties in the normal conduct of the Business Operations does not violate any applicable building, zoning or other law, ordinance or regulation affecting such Real Properties, and no covenants, easements, rights-of-way or other such conditions of record impair the Borrower’s use of the Real Properties in the normal conduct of the Business Operations.

Section 3.08.  Machinery and Equipment.  The machinery and equipment owned and/or used by the Borrower and the Subsidiaries is, as to each individual material item of machinery and equipment, and in the aggregate as to all such machinery and equipment, in good and usable condition and in a state of good maintenance and repair (reasonable wear and tear excepted), and adequate for its use in the Business Operations.

Section 3.09.  Capitalization.  Except as set forth in Schedule 3.02 of the Disclosure Schedule and for new Subsidiaries formed in accordance with Section 5.11 hereof, the Borrower does not, directly or indirectly, own any capital stock of or any form of equity interest in any other Person.

Section 3.10.  Solvency.  After giving effect to the Acquisition and the other transactions contemplated hereby, the borrowings made and/or to be made by the Borrower under this Agreement do not and will not render the Borrower insolvent; the Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency law, or the liquidation of all or any substantial portion of its assets or property; the Borrower has no knowledge of any Person contemplating the filing of any such petition against the Borrower; and the Borrower reasonably anticipates that it will be able to pay its debts as they mature.

Section 3.11.  No Investment Company.  The Borrower is not an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 3.12.  Margin Securities.  The Borrower does not own or have any present intention of acquiring any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”).  None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

Section 3.13.  Taxes.

(a)           All federal, state and local tax returns and tax reports required to be filed by the Borrower and/or any Subsidiary have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed.  All federal, state and local income, franchise, sales, use, property, excise, ad valorem, value-added, payroll and other taxes (including interest, penalties and additions to tax and including estimated tax installments where required to be filed and paid), levies, duties and assessments due from or with respect to the Borrower and the Subsidiaries have been fully paid, and appropriate accruals have been made on the Borrower’s books for taxes not yet due and payable.  All taxes and other assessments and levies which the Borrower and/or any Subsidiary is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable.  Except as set forth in Schedule 3.13 of the Disclosure Schedule, there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Borrower or any Subsidiary, and no outstanding tax Liens.

(b)           Neither the Borrower nor any Subsidiary has Knowledge or received notice of any pending audit with respect to any federal, state or local tax returns of the Borrower or any Subsidiary, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Borrower or any Subsidiary.

Section 3.14.  ERISA.  Except as set forth in Schedule 3.14 of the Disclosure Schedule, neither the Borrower nor any ERISA Affiliate of the Borrower maintains or has any obligation to make any contributions to any pension, profit sharing or other similar plan providing for deferred compensation to any employee.  With respect to any such plan(s) as may now exist or may hereafter be established by the Borrower or any ERISA Affiliate of the Borrower, and which constitutes an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, except as set forth on Schedule 3.14 of the Disclosure Schedule:  (a) the Borrower or the subject ERISA Affiliate has paid and shall cause to be paid when due all amounts necessary to fund such plan(s) in accordance with its terms, (b) except for normal premiums payable by the Borrower to the Pension Benefit Guaranty Corporation (“PBGC”), the Borrower or the subject ERISA Affiliate has not taken and shall not take any action which could result in any liability to the PBGC, or any of its successors or assigns, (c) the present value of all accrued benefits thereunder shall not at any time exceed the value of the assets of such plan(s) allocable to such accrued benefits, (d) there have not been and there shall not be any transactions such as would cause the imposition of any tax or penalty under Section 4975 of the Code or under Section 502 of ERISA, which would adversely affect the funded benefits attributable to the Borrower or the subject ERISA Affiliate, (e) there has not been and there shall not be any termination or partial termination thereof (other than a partial termination resulting solely from a reduction in the number of employees of the Borrower or an ERISA Affiliate of the Borrower, which reduction is not anticipated by the Borrower), and there has not been and there shall not be any “reportable event” (as such term is defined in Section 4043(b) of ERISA) on or after the effective date of Section 4043(b) of ERISA with respect to any such plan(s) subject to Title IV of ERISA, (f) no “accumulated funding deficiency” (as defined in Section 412 of the Code) has been or shall be incurred on or after the effective date of Section 412 of the Code, (g) such plan(s) have been and shall be determined to be “qualified” within the meaning of Section 401(a) of the Code, and have been and shall be duly administered in compliance with ERISA and the Code, and (h) the Borrower is not aware of any fact, event, condition or cause which might adversely affect the qualified status thereof.  As respects any “multi-employer plan” (as such term is defined in Section 3(37) of ERISA) to which the Borrower or any ERISA Affiliate thereof has heretofore been, is now, or may hereafter be required to make contributions, the Borrower or such ERISA Affiliate has made and shall make all required contributions thereto, and there has not been and shall not be any “complete withdrawal” or “partial withdrawal” (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on the part of the Borrower or such ERISA Affiliate.

Section 3.15.  Intellectual Property.  The Borrower and the Subsidiaries own or have the valid right to use all patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other intellectual property used in the Business Operations.  Neither the Borrower nor any Subsidiary has Knowledge that or received notice claiming that any of such intellectual property infringes upon or violates the rights of any other Person, and neither the Borrower nor any Subsidiary has Knowledge that any other Person is infringing upon any of such intellectual property.

Section 3.16.  Compliance with Laws.  The Borrower and the Subsidiaries are in compliance with all occupational safety, health, wage and hour, employment discrimination, environmental, flammability, labeling and other Applicable Law which are material to the Business Operations, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary is aware of any state or facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any Applicable Law, or which may give rise to the assertion of any such violation, which could have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received notice of default or violation, nor is the Borrower or any Subsidiary in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Business Operations or the Borrower’s or any Subsidiaries’ business, affairs, properties or assets.  Neither the Borrower nor any Subsidiary has received notice of or been charged with, or is, to the Borrower’s Knowledge, under investigation with respect to, any violation of any provision of any Applicable Law, which violation would have a Material Adverse Effect.

Section 3.17.  Licenses and Permits.  The Borrower, each Subsidiary and the Business Operations have all federal, state and local licenses and permits required to be maintained in connection with and material to the Business Operations, and all such licenses and permits are valid and in full force and effect.   The Borrower and each Subsidiary has complied with the requirements of such licenses and permits in all material respects, and has received no notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. There is no circumstance or condition Known to the Borrower or a Subsidiary that would cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

Section 3.18.  Insurance.  Schedule 3.18 of the Disclosure Schedule lists all insurance coverages maintained by the Borrower and the Subsidiaries, including the names of insurers, policy limits and deductibles.  Neither the Borrower nor any Subsidiary has received written notice of cancellation or intent not to renew any of such policies, and there has not occurred, and there does not exist, any condition (other than general industry-wide conditions) such as would cause any of such insurers to cancel any of such insurance coverages, or would be reasonably likely to materially increase the premiums charged to the Company and the Subsidiaries for coverages consistent with the scope and amounts of coverages as in effect on the Closing Date.

Section 3.19.  Environmental Laws.

(a)           The Borrower, each Subsidiary and the Business Operations have complied and are in compliance in all material respects with all Environmental Laws relating to its business and properties, and to the Knowledge of the Borrower and each Subsidiary there exist no Hazardous Substances in amounts in violation of applicable Environmental Laws or underground storage tanks on any of the Real Properties the existence of which would have a Material Adverse Effect, except those that are stored and used in compliance with Applicable Laws.

(b)           Neither the Borrower nor any Subsidiary has received notice of any pending or threatened litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of the Borrower or any Subsidiary or the Business Operations, (ii) asserts or alleges that the Borrower, any Subsidiary or any operator of the Business Operations is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances or materials, or (iii) asserts or alleges that the Borrower, any Subsidiary or any operator of the Business Operations is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Borrower, any Subsidiary or any operator of the Business Operations.  Neither the Borrower, any Subsidiary nor the Business Operations is subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws.  To the Borrower’s Knowledge, neither the Borrower, any Subsidiary nor any operator of the Business Operations has been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws.  Neither the Borrower nor any Subsidiary is a participant in, nor does the Borrower or any Subsidiary have Knowledge of, any governmental investigation involving any of the Real Properties.

(c)           Neither the Borrower or any Subsidiary nor, to the Borrower’s Knowledge, any other person, firm, corporation or governmental entity has caused or permitted any Hazardous Substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at any of the Real Properties which materials, if known to be present, would reasonably be expected to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

(d)           As used in this Section 3.19 and in Sections 5.01(e) and 5.08 below, the following terms have the following meanings:

“Environmental Laws” include all federal, state, and local laws, rules, regulations, ordinances, permits, orders, and consent decrees agreed to by the Borrower or any Subsidiary, relating to health, safety, and environmental matters applicable to the business and property of the Borrower or any Subsidiary.  Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., as amended; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. §2601 et seq., as amended; and the Clean Water Act, 33 U.S.C. §1331 et seq., as amended.

“Hazardous Substances”, “Release”, “Respond” and “Response” shall have the meanings assigned to them in CERCLA, 42 U.S.C. §9601, as amended.

“Notice” means any summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter, or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other federal, state, or local agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves management of Hazardous Substances in amounts in violation of Environmental Laws on or off any Real Properties; the imposition of any lien on any Real Properties, including but not limited to liens asserted by government entities in connection with any Borrower’s or Subsidiary’s response to the presence or Release of Hazardous Substances in amounts in violation of Environmental Laws; and any alleged violation of or responsibility under any Environmental Laws.

Section 3.20.  Sensitive Payments.  Neither the Borrower nor any Subsidiary has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) done business with or proposes to do business with any country, or any Person in any country, which is prohibited or restricted under any applicable law of the United States, or engaged in or proposes to engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar laws or regulations.

Section 3.21.  Pre-Closing Matters.  To the extent that any of the representations and warranties made in this Article III relate to conditions, circumstances or occurrences existing on or prior to the Closing Date, such representations and warranties are qualified in their entirety by the representations and warranties made by the Lender in the Purchase Agreement, and, notwithstanding any other provision of this Agreement or any of the other Loan Documents, the Borrower shall not be deemed to have committed a misrepresentation or breach of warranty under this Agreement or any of the Loan Documents to the extent that: (a) the Borrower has relied on the Lender’s representations and warranties made in the Purchase Agreement; (b) any actual or alleged misrepresentation or breach of warranty by the Borrower is a result of any misrepresentation, act or omission of the Lender, General Environmental Management, Inc., a Nevada corporation (“GEM Nevada”) or MTS prior to the Closing Date; or (c) any actual or alleged misrepresentation or breach of warranty by the Borrower is due to a breach of any representation or warranty made by the Lender in the Purchase Agreement or any act or omission of the Lender or any of its Affiliates after the Closing Date; provided, however, that the qualifications and limitations set forth in this sentence shall not be applicable with respect to any matter as to which either or both of the Principals has actual knowledge (with no duty of inquiry or investigation) on the Closing Date and the burden of proof as to any such actual knowledge of either or both of the Principals would be on the Lender.

Section 3.22.  Full Disclosure.  No statement of fact made by the Borrower in this Agreement or any other Loan Document, or in any information memorandum, business summary, agreement, certificate, schedule or other written statement furnished by the Parent, the Borrower or any Subsidiary to the Lender pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make any statements contained herein or therein not misleading.  Except for matters of a general economic or political nature which do not affect the Borrower or any Subsidiary uniquely, there is no fact presently known to the Borrower or any Subsidiary which has not been disclosed to the Lender, which has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.23.  Reaffirmation.  Each and every request by the Borrower for an Advance shall constitute a reaffirmation of the truth and accuracy of the Borrowers’ representations and warranties made in this Agreement and the Security Documents on and as of the date of such request.

IV.           CONDITIONS OF MAKING THE LOANS

A.           The obligation of the Lender to make the initial Advance hereunder and to consummate the other transactions contemplated hereby are subject to the following conditions precedent:

Section 4.01.  Representations and Warranties.  The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct on and as of the Closing Date.

Section 4.02.  Loan Documents.  The Borrower shall have duly executed and/or delivered or caused to be executed and delivered to the Lender all of the following:

(a)           The Revolving Credit Note;

(b)           The Collateral Agreement and any and all other Security Documents required by the Lender at the Closing Date (including, without limitation, any Control Agreements and Landlord Waivers required by the Lender);

(c)           The Parent Guaranty duly executed by the Parent, and the Principals Guaranty duly executed by each of the Principals;

(d)           A current Borrowing Base report in conformity with Section 5.04(e) below, and a written request for the borrowing of the initial Advance;

(e)           A certificate of the Secretary or an Assistant Secretary of the Borrower and the Parent, certifying the written consent of the sole Director of the Borrower and the written consent of the sole Manager of the Parent, authorizing and directing the execution, delivery and performance of the Acquisition Documents and the Loan Documents and all further agreements, instruments, certificates and other documents pursuant hereto and thereto;

(f)           A certificate of the Secretary or an Assistant Secretary of the Borrower and the Parent, certifying the names of the officers of the Borrower and the Parent who are authorized to execute and deliver the Acquisition Documents and the Loan Documents and all other agreements, instruments, certificates and other documents to be delivered pursuant hereto and thereto, together with the true signatures of such officers.  The Lender may conclusively rely on such certificate until the Lender shall receive any further such certificate canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate; and

(g)           Certified copies of the Organic Documents of the Borrower and the Parent, and (i) certificates of the Secretary of State or other appropriate official of the State of California, dated reasonably prior to the Closing Date, stating that the Borrower and the Parent are in good standing in such jurisdiction, and (ii) a certificate of the Secretary of State or other appropriate official of each jurisdiction in which the Borrower or the Parent is required (due to the nature of its business or location of its employees or operations) to be qualified as a foreign corporation, dated reasonably prior to the Closing Date, stating that the Borrower or the Parent, as the case may be, is in good standing as a foreign corporation in such jurisdiction.

Section 4.03.  Acquisition; Merger.  The transactions contemplated by the Purchase Agreement shall have been consummated in accordance with the terms thereof, and the Merger shall have become effective in accordance with California law.

Section 4.04.  Asset Contribution.  The Lender shall have received written evidence of the contribution to the Parent of the assets described in Schedule 6.02 of the Disclosure Schedule, subject only to the following liabilities and Liens encumbering those assets:  (a) Permitted Liens, none of which materially interfere with the use and enjoyment of such properties and assets in the normal course of the Business Operations as presently conducted, or materially impair the value of such properties and assets for the purpose of such business; and (b) Liens in favor of the Lender.

Section 4.05.  Lien Releases.  Any and all Liens against any of the Collateral (other than Permitted Liens and Liens described in Section 4.04 above) shall have been released and terminated of record, and the Borrower shall have provided evidence thereof in form and substance satisfactory to the Lender.

Section 4.06.  No Default.  No Default or Event of Default shall have occurred and be continuing.

B.           The obligation of the Lender to make any Advances subsequent to the Closing Date is subject to (a) the representations and warranties set forth in Article III and in the other Loan Documents being true and correct in all material respects (except that, to the extent that any representation or warranty is already qualified by concepts of materiality and/or Material Adverse Effect, then such representations and warranties shall be true and correct in all respects) on and as of the subject Borrowing Date, (b) the Lender’s receipt of a current Borrowing Base report in conformity with Section 5.04(e) below, (c) the execution and delivery of such further Security Documents as the Lender may have requested pursuant to the Security Documents theretofore executed and delivered, and (d) there being no continuing Default or Event of Default.

V.           AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that, from the date hereof and until the Seller Note and all Obligations (whether now existing or hereafter arising, exclusive of indemnification obligations for which no claims have been asserted) have been paid in full and the Revolving Credit Commitment has been terminated, unless the Lender shall otherwise consent in writing, the Borrower shall, and shall cause each of its Subsidiaries to:

Section 5.01.  Corporate and Insurance.  Do or cause to be done all things necessary to at all times (a) preserve, renew and keep in full force and effect its corporate or other legal existence, rights, licenses, permits and franchises, (b) comply with the Loan Documents and any other agreements and instruments executed and delivered hereunder and thereunder (to the extent a party thereto), (c) maintain, preserve and protect all of its franchises and material trade names, and preserve all of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear excepted), and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto, so that the Business Operations carried on in connection therewith may be properly and advantageously conducted at all times, (d) maintain insurance in amounts, on such terms and against such risks (including fire and other hazards insured against by extended coverage, and public liability insurance covering claims for personal injury, death or property damage) as are customary for companies of similar size in the same or similar businesses and operating in the same or similar locations, as well as all such other insurance as is required by the Collateral Agreement, each of which policies (other than workers compensation) shall be issued by a financially sound and reputable insurer reasonably satisfactory to the Lender and shall name the Lender as loss payee and additional insured as its interest appears and provide for the Lender to receive written notice thereof at least thirty (30) days prior to any cancellation of the subject policy, and (e) comply with all material Contracts and material obligations to which it is a party or by which it is bound, all benefit plans which it maintains or is required to contribute to, and all Applicable Law (including, without limitation, Environmental Laws) material to its Business Operations, and all requirements of its insurers, whether now in effect or hereafter enacted, promulgated or issued.  The Borrower will provide to the Lender a certificate of the foregoing insurance, promptly upon request.

Section 5.02.  Payment of Taxes.  File, pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon the Borrower and/or any Subsidiary or upon its income and profits or upon any of its property (real, personal or mixed) or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, supplies and otherwise, which, if unpaid when due, might become a Lien or charge upon such property or any part thereof; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (a) the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested, and (b) payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of the Borrower’s or such Subsidiary’s property shall be seized or sold in satisfaction thereof.

Section 5.03.  Notices.  Give prompt written notice to the Lender of (a) any proceedings instituted against the Borrower or any Subsidiary in any federal or state court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and (b) the occurrence of any material casualty to any Collateral, any Material Adverse Effect, or any Default or Event of Default, and the action that the Borrower has taken, is taking, or proposes to take with respect thereto.

Section 5.04.  Periodic Reports.  Furnish to the Lender:

(a)           Within one hundred twenty (120) calendar days after the end of each Fiscal Year, consolidated balance sheets, and consolidated and consolidating statements of income, statements of stockholders’ equity, and statements of cash flows of the Borrower and its Subsidiaries, together with footnotes and supporting schedules thereto, audited and certified (as to the consolidated statements) by independent certified public accountants selected by the Borrower and reasonably acceptable to the Lender (with the form of audit certification to be without qualification as a going concern and otherwise reasonably satisfactory to the Lender), showing the financial condition of the Borrower and its Subsidiaries at the close of such Fiscal Year and the results of operations of the Borrower and its Subsidiaries during such Fiscal Year;

(b)           Within thirty (30) calendar days after the end of each calendar month, consolidated (and, if specifically requested by the Lender reasonably in advance, but not more frequently than quarterly, consolidating) unaudited balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries, together with supporting schedules thereto, prepared by the Borrower and certified by the Borrower’s Chairman, President, Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, such balance sheets to be as of the close of such calendar month and such statements of income and statements of cash flows to be for the period from the beginning of the then-current Fiscal Year to the end of such calendar month, together with comparative statements of income and cash flows for the corresponding period in the immediately preceding Fiscal Year, in each case subject to normal audit and year-end adjustments; and within five (5) calendar days after the end of each calendar month, accounts receivable agings and accounts payable agings of the Borrower and its Subsidiaries as of the close of such calendar month;

(c)           Concurrently with the delivery of each set of audited financial statements contemplated by Section 5.04(a) above, a certificate from the independent certified public accountants for the Borrower, in form and content reasonably satisfactory to the Lender, certifying that, in connection with their audit examination which was performed to express an opinion of such financial statements, such accountants have reviewed the provisions of this Agreement and that no Event of Default under Section 6.09 below has come to their attention;

(d)           Concurrently with the delivery of each of the financial statements required by Sections 5.04(a) and 5.04(b) above, a certificate on behalf of the Borrower (signed by the Chairman, President, Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of the Borrower), certifying that he has examined the provisions of this Agreement and that no Default or Event of Default has occurred and/or is continuing;

(e)           On or prior to the fifth (5th) calendar day of each calendar month, a detailed calculation of the Borrowing Base as of the close of the immediately preceding calendar month; and on or prior to the twentieth (20th) calendar day of each calendar month, a reasonably detailed calculation of the Borrowing Base as of a date not earlier than the fifteenth (15th) calendar day of such calendar month; all such Borrowing Base reports to be accompanied by supporting documentation reasonably satisfactory to the Lender;

(f)           Prior to the beginning of each Fiscal Year, a budget and operating plan (on a month-by-month basis) for such upcoming Fiscal Year, in such detail as may reasonably be required by the Lender;

(g)           As and when distributed to the Borrower’s stockholders, copies of all proxy materials, reports and other information which the Borrower provides to its stockholders in their capacities as such; and as and when distributed to any other lenders or lessors to the Borrower or the Subsidiaries, copies of all reports, statements and other information provided to such lenders or lessors; and

(h)           Promptly, from time to time, such other information (including, without limitation, sales reports) regarding the Borrower’s or any Subsidiary’s operations, assets, business, affairs and financial condition, as the Lender may reasonably request.

Section 5.05.  Books and Records; Inspection.  Maintain centralized books and records regarding all of the Business Operations at the Borrower’s principal place of business, and permit agents or representatives (including asset auditors or appraisers) of the Lender to inspect, at any time during normal business hours, upon reasonable notice, and without undue material disruption of the Business Operations, all of the Borrower’s and its Subsidiaries’ various books and records and the Collateral, to make copies, abstracts and/or reproductions thereof, and to discuss the business and affairs of the Borrower and the Subsidiaries with the management of the Borrower.  Except for any such inspection and/or audit which may be conducted during the continuance of an Event of Default, the Borrower shall not be obligated to reimburse the Lender for the costs of more than one such inspection and audit in any six (6) month period; and in respect of any such inspection and audit the costs of which are reimbursable by the Borrower, the costs charged to the Borrower for the Lender’s personnel shall not exceed $850 per person per day plus reasonable travel and lodging expenses.

Section 5.06.  Accounting.  Maintain a standard system of accounting in order to permit the preparation of financial statements in accordance with GAAP.

Section 5.07.  Reimbursements.  Within fifteen (15) days after submission of an invoice therefor, pay to the Lender one-half of all out-of-pocket costs, charges and expenses payable or reimbursable to CVC in respect of the Loan Documents and CVC’s review of the Acquisition Documents, incurred to the Closing Date, up to a maximum amount payable by the Borrower of $10,000; and pay or reimburse the Lender or other appropriate Persons on demand for all reasonable costs, expenses and other charges incurred from time to time after the Closing Date in connection with any waivers or amendments (whether or not implemented) in respect of any Loan Documents, any “workout” or enforcement action, and any bankruptcy or insolvency proceedings relating to the Borrower or any Subsidiary, including but not limited to any and all search fees, recording fees, costs of inspections and legal and accounting fees related to any of the foregoing.

Section 5.08.  Environmental Response.  In the event of any discharge, spill, injection, escape, emission, disposal, leak or other Release of Hazardous Substances in amounts in violation of applicable Environmental Laws by the Borrower or any Subsidiary on any Real Property owned or leased by the Borrower or any Subsidiary, which is not authorized by a permit or other approval issued by the appropriate governmental agencies and which requires notification to or the filing of any report with any federal or state governmental agency, the Borrower shall promptly: (a) notify the Lender; and (b) comply with the notice requirements of the Environmental Protection Agency and applicable state agencies, and take all steps necessary to promptly clean up such discharge, spill, injection, escape, emission, disposal, leak or other Release in accordance with all applicable Environmental Laws and the Federal National Contingency Plan, and, if required, receive a certification from all applicable state agencies or the Environmental Protection Agency, that such Real Property has been cleaned up to the satisfaction of such agency(ies).

Section 5.09.  Management.  Cause the Principals to continue to be employed or to function as the senior executive officers of the Borrower, unless a successor to either Principal is appointed within sixty (60) days after the termination of the subject individual’s employment, and such successor shall be reasonably satisfactory to the Lender.

Section 5.10.  Use of Proceeds.  Cause all proceeds of the Loans to be utilized solely in the manner and for the purposes set forth in Section 2.03 hereof.

Section 5.11.  Future Subsidiaries.

(a)           At any time and from time to time when the Borrower or any of its Subsidiaries proposes to form or acquire any Subsidiary subsequent to the Closing Date, give written notice thereof to the Lender reasonably in advance of the formation or acquisition of such Subsidiary, providing information therefor of the type called for in Schedule 3.02 of the Disclosure Schedule; and contemporaneously with the formation or acquisition of such new Subsidiary, the Borrower shall cause such new Subsidiary to execute and deliver (i) a guaranty agreement in respect to the Obligations in form and substance reasonably satisfactory to the Lender, and (ii) a Collateral Agreement (with completed perfection certificate and other appropriate Security Documents) in substantially the form of the Collateral Agreement as currently in place (or a joinder agreement with respect to the existing Collateral Agreement in form and substance reasonably satisfactory to the Lender) and other Security Documents as reasonably requested by the Lender.

(b)           Nothing contained in this Section 5.11 shall be deemed to constitute any waiver by the Lender of any consent otherwise required under this Agreement or any other Loan Document with respect to the formation or acquisition of any Subsidiary.

Section 5.12.  Landlord Waivers.  To the extent requested by the Lender from time to time subsequent to the Closing Date, use commercially reasonable efforts to obtain, within thirty (30) days after the Lender’s request therefor, in form and substance reasonably satisfactory to the Lender, any and all bailee waivers, warehousemen’s waivers, Landlord Waivers and/or access agreements requested by the Lender in respect of locations where the Borrower maintains any books or records relating to Collateral or where there is stored or held Collateral having an aggregate fair market value in excess of $5,000.

Section 5.13.  Deposit Accounts.  Notify the Lender upon opening any new bank account or securities account, and cause the subject bank or securities intermediary promptly to execute and deliver to the Lender a Control Agreement, in respect of such bank account or securities account; and this Section 5.13 shall also be applicable to any and all bank accounts for which Control Agreements have not been entered into on the Closing Date if (a) the funds in such bank account exceed $5,000, or (ii) the funds held in the Bank Accounts for which Control Agreements are not in place exceed $25,000 in the aggregate; and to the extent that a required Control Agreement is not entered into within sixty (60) days after the Closing Date, then the subject bank account(s) shall be promptly closed and the funds held therein shall be transferred to one or more accounts at another banking institution which has executed and delivered a Control Agreement in respect of such account(s) in form and substance satisfactory to the Lender.

VI.           NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that, from the date hereof until the Seller Note and all Obligations (whether now existing or hereafter arising, exclusive of indemnification obligations for which no claims have been asserted) have been paid in full and the Revolving Credit Commitment has been terminated, unless the Lender shall otherwise consent in writing, the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

Section 6.01.  Indebtedness.  Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, other than:

(a)           Indebtedness to the Lender pursuant to the Loan Documents;

(b)           liabilities with respect to trade obligations, accounts payable, advances, royalty or other similar payments, operating leases and other normal accruals incurred in the ordinary course of business, or with respect to which the Borrower or the subject Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrower or the subject Subsidiary has set aside on its books adequate reserves therefor;

(c)           Indebtedness existing on the date of this Agreement and reflected in the Balance Sheet or the footnotes thereto or owed to those Persons, in those amounts and having those maturities as set forth in Schedule 6.01 of the Disclosure Schedule, and royalty payments payable from time to time under the Purchase Agreement;

(d)           Capitalized Leases reflected in the Balance Sheet, and Capitalized Leases hereafter entered into by the Borrower or its Subsidiaries within the limitations of Section 6.09 below;

(e)           purchase money Indebtedness incurred in connection with the Borrower’s or its Subsidiaries’ acquisition of capital assets, within the limitations of Section 6.09 below;

(f)           Subordinated Debt in such amounts and upon such terms and conditions as shall be acceptable to the Lender in its sole and absolute discretion;

(g)           intercompany Indebtedness between the Borrower and any Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries;

(h)           the Seller Note;

(i)           Guarantees to the extent permitted pursuant to Section 6.03 below;

(j)           Subordinated Debt in the form of a line of credit obtained from a third party in an aggregate principal amount not greater than $500,000; and

(k)           Indebtedness obtained and immediately applied by the Borrower to repay in full the Seller Note and the Obligations.

Section 6.02.  Liens.  Create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:

(a)           subject to Section 5.02 above, Liens securing the payment of taxes which are either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Borrower or the subject Subsidiary shall have set aside on its books adequate reserves;

(b)           deposits under workers’ compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of money borrowed) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(c)           statutory Liens of landlords and Liens imposed by law, such as, carriers’, warehousemen’s, materialmen’s or mechanics’ liens, incurred by the Borrower or any Subsidiary in good faith in the ordinary course of business and discharged promptly after same are incurred; fully bonded Liens arising out of a judgment or award against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured; and Liens arising out of a judgment or award against the Borrower or any Subsidiary which are fully covered by insurance (subject to applicable deductibles) and for which the relevant insurer has not denied or disclaimed coverage;

(d)           other Liens incurred in connection with Indebtedness expressly permitted pursuant to Section 6.01(d) and/or Section 6.01(e) above, but only to the extent that such Liens secure Indebtedness in amounts not in excess of those permitted by such Section 6.01(d) and/or Section 6.01(e), and only to the extent that such Liens do not extend to any assets or property other than the specific assets or properties acquired pursuant to such permitted Indebtedness;

(e)           encumbrances consisting of easements, rights-of-way, survey exceptions and other similar restrictions on the use of Real Property, or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Borrower and its Subsidiaries;

(f)           Liens in existence on the date of this Agreement, as set forth on Schedule 6.02 of the Disclosure Schedule;

(g)           Liens arising out of judgments or awards (i) which are fully covered by insurance (subject to applicable deductibles) and for which the relevant insurer has not denied or disclaimed coverage, or (ii) with respect to which the Borrower or the subject Subsidiary shall be prosecuting an appeal in good faith and in respect of which a stay of execution shall have been issued;

(h)           Liens in favor of the Lender;

(i)           extensions, renewals or replacements of any Lien referred to in clauses (a) through (f) above, provided that same shall not effect any increase in any principal amount secured thereby;

(j)           any subordinated Liens incurred in connection with Subordinated Debt obtained pursuant to Section 6.01(j) above; and

(k)           any Liens incurred in connection with Indebtedness obtained and immediately applied by the Borrower to repay in full the Seller Note and the Obligations.

Section 6.03.  Guarantees.  Guarantee, endorse or otherwise in any manner become or be responsible for obligations of any other Person, except (a) endorsements of negotiable instruments for collection in the ordinary course of business, and (b) guarantees by the Borrower of obligations of Wholly-Owned Subsidiaries in the ordinary course of business.

Section 6.04.  Sales of Assets and Management.  (a) Sell, lease, transfer, encumber or otherwise dispose of any of the Borrower’s or any Subsidiary’s properties, assets, rights, licenses or franchises other than (i) sales of inventory in the ordinary course of business, (ii) licenses, joint ventures and related transactions entered into, modified or terminated in the ordinary course of business, or (iii) the disposition of surplus or obsolete personal properties in the ordinary course of business, (b) sell any inventory on consignment, or (c) permit any Affiliate of the Borrower (other than a Subsidiary which is a party to the Collateral Agreement) to own or obtain any patent, patent application, copyright, copyright application, trademark, trademark application, license, or other intangible asset relating to the Business Operations except in the normal course of business on terms and conditions no less favorable to the Borrower or any Subsidiary than those which could be obtained in an arms’ length transaction with an unaffiliated third party.

Section 6.05.  Sale-Leaseback.  Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any property (real, personal or mixed) used or useful in the Business Operations, whether now owned or hereafter acquired, and thereafter rent or lease such property.

Section 6.06.  Investments; Acquisitions.  Make any Investment in, or otherwise acquire or hold securities (including, without limitation, capital stock and evidences of Indebtedness) of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person (including any Affiliate), except:

(a)           Investments in Wholly-Owned Subsidiaries which have complied with the requirements of Section 5.11 above;

(b)           advances to employees of the Borrower or any Wholly-Owned Subsidiaries for normal business expenses not to exceed at any time $10,000 in the aggregate;

(c)           Investments of excess cash generated in the Business Operations in Cash Equivalents; and

(d)           Investments of cash in overnight deposits or other customary cash management Investments with commercial banks or in commercial paper satisfying the criteria for such banks or commercial paper as set forth in the definition of Cash Equivalents.

Section 6.07.  Real Property; Corporate Form; Acquisitions.  (a) Purchase or acquire any real property or any ownership interest in any real property; (b) dissolve or liquidate, or consolidate or merge with or into, sell all or substantially all of the assets of the Borrower or any Subsidiary to, or acquire all or substantially all of the securities, assets or properties of, any other Person, except for (i) mergers of a Subsidiary with a Wholly-Owned Subsidiary; (ii) mergers of a Wholly-Owned Subsidiary into the Borrower or into a Wholly-Owned Subsidiary; or (iii) sales to the Borrower or another Subsidiary for fair value; or (c) form or acquire any Subsidiary which is not incorporated or formed under the laws of any state or commonwealth of the United States or the District of Columbia.

Section 6.08.  Dividends and Redemptions.  Directly or indirectly declare or pay any dividends, or make any distribution of cash or property, or both, to any Person in respect of any of the shares of the capital stock or other equity securities of the Borrower, or directly or indirectly redeem, purchase or otherwise acquire for consideration any securities of shares of the capital stock or other equity securities of the Borrower or any other Person, or create any sinking fund for any such purpose; provided, that this Section 6.08 shall not be deemed to prohibit the payment of dividends or distributions by any Subsidiary to the Borrower or to any other direct or indirect Wholly-Owned Subsidiary.

Section 6.09.  Capital Expenditures.  Make aggregate Capital Expenditures (whether through cash purchase, principal payments under Capitalized Leases, or otherwise), in the aggregate for the Borrower and all Subsidiaries, in any Fiscal Year in excess of the sum of $75,000 plus 20% of positive EBITDA for such Fiscal Year; provided, however, that the lease payments in the amounts and under the leases set forth in Schedule 6.02 of the Disclosure Schedule shall not be counted against such limitation.

Section 6.10.  Compensation.  Directly or indirectly pay any compensation of any types or in any amounts to any executive officers of the Borrower or any Subsidiary except (a) in accordance with any employment agreements between the Borrower or such Subsidiary and such executive officers as in effect on the Closing Date and accurately reflected in Schedule 6.10 of the Disclosure Schedule, or (b) in the absence of any employment agreement, or in the case of any discretionary bonuses or payments under any employment agreement, in amounts in excess of payments historically made by the Business Operations to the subject executive officer, subject to reasonable cost-of-living adjustments.  Notwithstanding the foregoing, MTS may, after the Closing Date, pay: (i) past due compensation owed by MTS to the Principals as of the Closing Date in an aggregate amount not exceeding $50,000; and (ii) up to a total of $175,000 in total annual compensation, exclusive of health insurance, $500 per month automobile allowance, and other such benefits generally available to all employees, to each of the Principals.

Section 6.11.  Change of Business.  Directly or indirectly cause MTS to: (a) engage in a business materially different from the general nature of the Business Operations (i) as conducted on the Closing Date, or (ii) as the same may hereafter be reasonably expanded from time to time in like areas of business; (b) wind up the Business Operations or cease substantially all of its normal Business Operations for a period in excess of ten (10) consecutive days; or (c) suffer any material disruption, interruption or discontinuance of a material portion of its normal Business Operations for a period in excess of ten (10) consecutive days.

Section 6.12.  Receivables.  Sell or assign in any way any accounts receivable, promissory notes or trade acceptances held by the Borrower or any Subsidiary with or without recourse, except for collections (including endorsements) in the ordinary course of business.

Section 6.13.  Certain Amendments.  Agree, consent, permit or otherwise undertake to amend any of the terms or provisions of the Borrower’s or any Subsidiary’s Organic Documents or any Contract in a manner which may impair in any respect any of the Lender’s rights under any of the Loan Documents.

Section 6.14.  Affiliate Transactions.  Enter into any Contract, agreement or transaction with any Affiliate of the Borrower except (a) as disclosed in Schedule 6.14 of the Disclosure Schedule, (b) for intercompany Indebtedness between the Borrower and any Wholly-Owned Subsidiary or between any Wholly-Owned Subsidiaries or (c) in the normal course of business on terms and conditions no less favorable to the Borrower or any Subsidiary than those which could be obtained in an arms’ length transaction with an unaffiliated third party.

Section 6.15.  ERISA.  Cause or suffer to occur or exist any event, condition or circumstance which would cause any representation or warranty made in Section 3.14 above to be untrue or incorrect.

Section 6.16.  Fiscal Year.  Amend its Fiscal Year.

Section 6.17.  Subordinated Debt.  Prepay any of the Indebtedness reflected in the Balance Sheet; or pay, prepay, redeem or purchase any Subordinated Debt in violation of the applicable subordination agreement.

VII.           DEFAULTS

Section 7.01.  Events of Default.  Each of the following events is herein, and in the other Loan Documents, sometimes referred to as an Event of Default:

(a)           subject to Section 3.21 above, if any representation or warranty made herein or in any other Loan Document, or in any certificate, financial statement, Borrowing Base report, instrument or other written statement furnished by any Obligor in connection with this Agreement or any of the borrowings hereunder, shall be false, inaccurate or misleading in any material respect when made or when deemed made hereunder;

(b)           any default in the payment of any principal or interest under the Seller Note, any royalty payment owed pursuant to the Purchase Agreement, any principal or interest under the Revolving Credit Note, or any amount payable in respect of any other Obligations, when the same shall be due and payable, whether at the due date thereof or at a date required for prepayment or by acceleration or otherwise, and the continuance of any such non-payment (in whole or in part) for a period of three (3) Business Days;

(c)           any default in the due observance or performance of any covenant, condition or agreement contained in any Section of Article VI hereof, which, if capable of being cured, is not fully cured within thirty (30) days after the occurrence thereof;

(d)           any default in the due observance or performance of any covenant, condition or agreement to be observed or performed under Article V hereof, or otherwise pursuant to the terms of this Agreement (and not addressed in any other subsection of this Section 7.01), or pursuant to any other Loan Document, and the continuance of such default unremedied for a period of thirty (30) days (five (5) Business Days in the case of Section 5.01(d) hereof) after written notice thereof to the Borrower, or such other cure period (if any) as may be provided in the subject Loan Document;

(e)           any default with respect to any Indebtedness for money borrowed of any Obligor (other than to the Lender) in an amount in excess of $25,000, if the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness for money borrowed or to cause such Indebtedness for money borrowed to become due prior to the stated maturity thereof;

(f)           if any Obligor shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of him or it or any of his or its properties, (ii) admit in writing his or its inability to pay his or its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(g)           if any order, judgment or decree shall be entered, without the application, approval or consent of the subject Obligor, by any court of competent jurisdiction, approving a petition seeking reorganization of any Obligor, or appointing a receiver, trustee, custodian or liquidator of any Obligor, or of all or any substantial part of his or its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

(h)           if final judgment(s) for the payment of money in an uninsured amount in excess of $25,000 individually or in the aggregate shall be rendered against any Obligor, and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

(i)           the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Borrower or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $25,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

(j)           if any Lien purported to be created by any Security Document shall, unless due to any act or omission of the Lender, cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties covered thereby, or the Borrower or any Subsidiary shall assert in writing that any Lien purported to be created by any Security Document is not a valid perfected first priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;

(k)           if any of the Loan Documents shall, unless due to any act or omission of the Lender, cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto), or if any Obligor shall disclaim or deny the validity of any Loan Document or such Obligor’s obligations thereunder;

(l)           if any Obligor or either Principal shall be indicted for or convicted of or plead nolo contendere to any felony criminal offense which may include or require penal incarceration;

(m)           if there shall at any time exist any Liens on any of the assets described in Schedule 6.02 of the Disclosure Schedule other than those Liens permitted under Section 4.04 or Section 6.02 above, or if the Parent shall voluntarily or involuntarily transfer its ownership rights in any of such assets unless the subject assets are promptly replaced with similar assets having equal or greater value; or

(n)           the occurrence of a Sale or a Material Adverse Effect.

Section 7.02.  Remedies.  Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (a) the Revolving Credit Note, and any and all other Obligations, shall, at the Lender’s option (except in the case of Sections 7.01(f) and 7.01(g) above, the occurrence of which shall automatically effect acceleration, regardless of any action or forbearance in respect of any prior or ongoing Default or Event of Default which may be inconsistent with such automatic acceleration), become immediately due and payable, both as to principal, interest, fees and other charges, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Revolving Credit Note or other evidence of such Obligations to the contrary notwithstanding, (b) all outstanding Obligations under the Revolving Credit Note, and all other outstanding Obligations, shall bear interest at the default rate of interest provided in the Revolving Credit Note, all of which shall be payable in cash on demand; (c) the Lender may file suit against the Borrower on the Revolving Credit Note and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or is adequate), (d) the Lender shall have the right, in accordance with the Security Documents, to exercise any and all remedies against or in respect of such or all of the Collateral as the Lender may determine in its discretion (without any requirement of marshalling of assets, or other such requirement), and (e) the Revolving Credit Commitment shall, at the Lender’s option (except in the case of Sections 7.01(f) and 7/01(g) above, the occurrence of which shall automatically effect termination, regardless of any action or forbearance in respect of any prior or ongoing Default or Event of Default which may be inconsistent with such automatic termination), be immediately terminated or reduced, and the Lender shall be under no further obligation to consider making any further Advances.

VIII.                      PARTICIPATING LENDERS; ASSIGNMENT.

Section 8.01.  Participations.  Anything in this Agreement to the contrary notwithstanding, the Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, transfer, assign or grant participating interests in the Loans as the Lender shall in its sole discretion determine, to such other Persons (the “Participants”) as the Lender may determine.  Upon any such transfer, assignment or granting of participating interests, the Participants shall be deemed to be included within the term “Lender” for all purposes of this Agreement, subject to such agreements and arrangements as the Lender and the Participants may agree upon. Notwithstanding the granting of any such participating interests: (a) the Borrower shall look solely to the Lender for all purposes of this Agreement and the transactions contemplated hereby, (b) the Borrower shall at all times have the right to rely upon any waivers or consents signed by the Lender as being binding upon all of the Participants, and (c) all communications in respect of this Agreement and such transactions shall remain solely between the Borrower and the Lender (exclusive of Participants) hereunder.

Section 8.02.  Transfer.  Anything in this Agreement to the contrary notwithstanding, the Lender may, at any time and from time to time in accordance with Section 8.03 below, without in any manner affecting or impairing the validity of any Obligations, pledge, transfer and/or assign all or any portion of its interest in this Agreement, the Revolving Credit Note and the other Loan Documents to any Person (an “Assignee Lender”) as the Lender may determine.  Upon any such transfer or assignment, the Assignee Lender shall be deemed to succeed (to the extent of the interest assigned) to the rights and obligations of the Lender for all purposes of this Agreement.  In the event of any transfer and assignment of the Lender’s entire interest in this Agreement, the Revolving Credit Note and the Security Documents, the Lender shall be replaced by the Assignee Lender as “Secured Party” under the Collateral Agreement and all other Security Documents.

Section 8.03.  Recordation of Assignment.  In respect of any negotiation, transfer or assignment of all or any portion of any Lender’s interest in this Agreement, any Note and/or any other Loan Documents at any time and from time to time, the following provisions shall be applicable:

(a)           The Borrower, or any agent appointed by the Borrower, shall maintain a register (the “Register”) in which there shall be recorded the name and address of each Person holding any Note(s) hereunder or any commitment to lend hereunder, and the principal amount payable to such Person under such Person’s Note(s) or committed by such Person under such Person’s lending commitment.  The Borrower hereby irrevocably appoints the Lender (and/or any subsequent Lender appointed by the Lender then maintaining the Register) as the Borrower’s agent for the purpose of maintaining the Register.

(b)           In connection with any negotiation, transfer or assignment as aforesaid, the transferor/assignor shall deliver to the Lender then maintaining the Register an assignment and assumption agreement executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of the subject transaction, including but not limited to the amount and nature of Obligations and/or lending commitments being transferred or assigned (and being assumed, as applicable), and the proposed effective date of such transfer or assignment and the related assumption (if applicable).

(c)           Subject to receipt of completed tax forms (indicating withholding status, or exemption from withholding, as applicable, of the transferee/assignee) reasonably required by the Person then maintaining the Register, and (if required by such Person) surrender of the negotiated, transferred or assigned Note(s) for reissuance by the Borrower, such Person shall record the subject transfer, assignment and assumption in the Register.  Anything contained in any Note or other Loan Document to the contrary notwithstanding, no negotiation, transfer or assignment shall be effective until it is recorded in the Register pursuant to this Section 8.03(c).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and the Borrower and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

IX.           MISCELLANEOUS

Section 9.01.  Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Advances and the execution and delivery to the Lender of the Revolving Credit Note, and shall continue in full force and effect for so long as the Revolving Credit Note or any other Obligations are outstanding and unpaid or the Revolving Credit Commitment remains outstanding.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements in this Agreement made by or on behalf of the Borrower shall inure to the benefit of the successors and assigns of the Lender.

Section 9.02.  Indemnification.  The Borrower shall indemnify the Lender and its managers, directors, officers, employees, attorneys and agents against, and shall hold the Lender and such Persons harmless from, any and all losses, claims, damages and liabilities and related reasonable expenses, including reasonable counsel fees and expenses, incurred by the Lender or any such Person arising out of, in any way connected with, or as a result of: (a) the use of any of the proceeds of the Advances made by the Lender to the Borrower; (b) this Agreement, the ownership and operation of the Borrower’s and the Subsidiaries’ assets, including all Real Properties and improvements or any Contract, the performance by the Borrower or any other Person of their respective obligations thereunder, and the consummation of the transactions contemplated by this Agreement; and/or (c) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Lender or its directors, officers, employees, attorneys or agents are a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from (i) any breach by the Lender of any of its obligations under this Agreement, (ii) the willful misconduct or gross negligence of the Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (iii) the breach of any commitment or legal obligation of the Lender to any Person other than the Borrower or its Affiliates, provided that such breach is determined pursuant to a final and nonappealable decision of a court of competent jurisdiction.  The foregoing indemnity shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of the Obligations, the invalidity or unenforceability of any term or provision of any Loan Document, any investigation made by or on behalf of the Lender, and the content or accuracy of any representation or warranty made by the Borrower or any Subsidiary in any Loan Document.  All amounts due under this Section 9.02 shall be payable on written demand therefor.

Section 9.03.  Governing Law.  This Agreement and the other Loan Documents shall (irrespective of where same are executed and delivered) be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Section 9.04.  Waiver and Amendment.  Neither any modification or waiver of any provision of this Agreement, the Revolving Credit Note, or any other Loan Document, nor any consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be set forth in writing duly signed or acknowledged by the Lender and the Borrower, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given.  No notice to or demand on the Borrower in any instance shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 9.05.  Reservation of Remedies.  Neither any failure nor any delay on the part of the Lender or the Borrower in exercising any right, power or privilege hereunder or under the Revolving Credit Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

Section 9.06.  Notices.  All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or telegraphed or telecopied by facsimile transmission to the applicable party at its address or telecopier number indicated below.

If to the Lender: General Environmental Management, Inc. 3191 Temple Avenue, Suite 250 Pomona, California 91768 Attention: Tim Koziol Telecopier: ___________
with a copy to: Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 Attention: Shahe Sinanian, Esq. Telecopier: (212) 801-6400

If to the Borrower: MTS Acquisition Company, Inc. c/o Back Nine LLC 1196 E. Willow Street Signal Hill, California 90755 Attention: Mr. Paul Anderson Telecopier: 562-495-1039
with a copy to: Matt Sumrow 4695 MacArthur Court, Suite 310 Newport Beach, California 92660 Telecopier: (866) 471-4537

or, as to each party, at such other address or telecopier number as shall be designated by such party in a written notice to the other party delivered as aforesaid.  All such notices, requests, demands and other communications shall be deemed given (a) when personally delivered, (b) three (3) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (c) one (1) Business Day after being delivered to the telegraph company or overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (d) when sent by facsimile transmission to a telecopier number designated by such addressee.

Section 9.07.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not assign any of its rights or obligations hereunder without the prior written consent of the Lender.  The Borrower hereby acknowledges that, immediately following the execution and delivery of this Agreement, the Lender will be assigning to CVC all of the Lender’s rights and obligations under this Agreement and the other Loan Documents, and CVC will be assuming the Lender’s obligations under this Agreement and the other Loan Documents; and the Borrower hereby agrees that, from and after such assignment and assumption, the Borrower will look solely to CVC for any and all borrowings hereunder and the performance of all obligations of the Lender under the Loan Documents.

Section 9.08.  Consent to Jurisdiction; Waiver of Jury Trial.  The Borrower hereby consents to the non-exclusive jurisdiction of all courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement, any other Loan Document, any other agreements, instruments, certificates or other documents executed in connection herewith or therewith, or any of the transactions contemplated hereby or thereby, or any of the Borrower’s or any Subsidiary’s obligations hereunder or thereunder.  The Borrower hereby waives the right to interpose any counterclaims (other than compulsory counterclaims) in any action brought by the Lender hereunder or in respect of any other Loan Document, provided that this waiver shall not preclude the Borrower from pursuing any such claims by means of separate proceedings.  THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS WHICH IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS, AND ALSO WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  The Lender may file a copy of this Agreement as evidence of the foregoing consent to jurisdiction and waiver of right to jury trial.

Section 9.09.  Certain Waivers.  The Borrower hereby waives any claims for special, consequential or punitive damages in any way arising out of or relating to this Agreement, any of the other Loan Documents, or any breach hereof or thereof.

Section 9.10.  Severability.  If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

Section 9.11.  Captions.  The Article and Section headings in this Agreement are included herein for convenience of reference only, and shall not affect the construction or interpretation of any provision of this Agreement.

Section 9.12.  Sole and Entire Agreement.  This Agreement, the Revolving Credit Note, the other Loan Documents, and the other agreements, instruments, certificates and documents referred to or described herein and therein constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersede all prior discussions, agreements and understandings of every kind and nature between the parties as to such subject matter.

Section 9.13.  Confidentiality.  The Lender shall not disclose any Confidential Information to any Person without the prior consent of the Borrower; provided, however, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for the Lender, (c) to bank examiners, auditors, accountants or, if required by law, any regulatory authority, (d) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors and counsel) of the Lender, (e) in connection with any litigation which relates to this Agreement to which the Lender is a party, (f) to a subsidiary or Affiliate of the Lender, or (g) to any pledgee, assignee or participant (or prospective pledgee, assignee or participant) which agrees to be bound by this Section 9.13; and further provided, that in no event shall the Lender be obligated or required to return any materials furnished by the Borrower.  The obligations of the Lender under this Section 9.13 shall supersede and replace the obligations of the Lender under any confidentiality letter in respect of this financing previously signed and delivered by the Lender to the Borrower.

Section 9.14.  Counterparts; Fax Signatures.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.  This Agreement may be executed by fax and/or electronic (PDF) signatures, each of which shall be fully binding on the signing party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first written above.

GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Delaware corporation

By:
Name: Title:

MTS ACQUISITION COMPANY, INC., a California corporation

By:
Paul Anderson, President